FOR IMMEDIATE RELEASE
Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue North
Minneapolis, MN 55429
(763) 592-2200
www.cariboucoffee.com
Investor Relations Contact:
ICR
Kathleen Heaney (203) 803-3585
ir@cariboucoffee.com
Caribou Coffee Announces Participation at Investor Conference
Minneapolis, Minnesota, April 9, 2007. Caribou Coffee Company, Inc. (Nasdaq:CBOU), the second largest company-owned gourmet coffeehouse operator in terms of coffeehouses, today announced that it will be participating in the SunTrust Robinson Humphrey 36th Annual Institutional Conference taking place at The Ritz-Carlton — Buckhead, Atlanta Georgia on April 10 & 11, 2007.
Michael Coles. the Company’s Chairman and Chief Executive Officer, along with
George Mileusnic, Chief Financial Officer will be presenting to the conference on Wednesday, April 11, 2007 1:45 p.m. (ET). The presentation will be webcast and can be accessed by clicking on the following link: http://www.wsw.com/webcast/strh18/cbou/. The webcast can also be accessed from the company’s website at www.cariboucoffee.com in the Webcasts & Presentations section accessed via the Investor Relations tab. A copy of management’s presentation will be available on the website in the Webcasts & Presentations section.

About the Company
Caribou Coffee, founded in 1992 and headquartered in Minneapolis, Minnesota, is the second largest company owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of April 1, 2007 Caribou Coffee had 475 coffeehouses, including 33 franchised locations. Caribou Coffee’s coffeehouses are located in 18 states and the District of Columbia, as well as in several venues outside the United States. Caribou Coffee offers its customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, whole bean coffee, branded merchandise and related products. Caribou Coffee also sells products to club stores, grocery stores, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and other commercial customers. In addition, Caribou Coffee licenses third parties to use the Caribou Coffee brand on quality food and merchandise items. Caribou Coffee focuses on creating a unique experience for customers through a combination of high-quality products, a comfortable and welcoming coffeehouse environment and a unique style of customer service. For more information, visit the Caribou Coffee web site at www.cariboucoffee.com.
Forward-Looking Statements
Certain statements made during the presentation and other written or oral statements made by or on behalf of Caribou Coffee are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and its future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.
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